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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   __________


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


            Date of Report (Date of earliest event reported):  NOVEMBER 20, 1996




                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


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
DELAWARE                                           1-9210                         95-4035997
(State or other jurisdiction of                  (Commission                 (I.R.S. Employer
incorporation or organization)                   File Number)               Identification No.)
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
  10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA                                   90024
      (Address of principal executive offices)                                      (Zip Code)

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      Registrant's telephone number, including area code:  (310) 208-8800
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ITEM 5.  OTHER EVENTS.

         On November 20, 1996, Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), established the MidCon Corp. Employee Stock Ownership Plan (the "MidCon ESOP") for the benefit of employees of MidCon Corp., a Delaware corporation and a wholly owned subsidiary of Occidental ("MidCon"). Pursuant to the MidCon ESOP, Occidental has issued 1,400,000 shares of its Cumulative MidCon-Indexed Convertible Preferred Stock, par value $1.00 per share (the "CMIC Preferred Stock"), to the MidCon Corp. ESOP Trust (the "ESOP Trust") established pursuant to the Trust Agreement, dated as of November 20, 1996, by and between U.S. Trust Company of California, N.A., as trustee (the "ESOP Trustee"), and Occidental.

         The CMIC Preferred Stock is designed to track the value of MidCon, which remains a wholly-owned subsidiary of Occidental. The MidCon ESOP paid for the CMIC Preferred Stock with a $1.4 billion promissory note guaranteed by MidCon (the "ESOP Note"). The CMIC Preferred Stock will pay an annual dividend of $21 per share. It is anticipated that MidCon will make annual contributions to the MidCon ESOP which, together with the annual dividends, will be used to repay the ESOP Note. The CMIC Preferred Stock is convertible into Occidental common stock, par value $0.20 per share, at a conversion price which reflects the value of MidCon after deduction of all intercompany debt including MidCon's guaranty of the ESOP Note.

         The ESOP Trustee will have the option to exchange the CMIC Preferred Stock for MidCon common stock, par value $0.01 per share, at any time after January 1, 2000, or earlier under certain circumstances. In the event of such an exchange, the ESOP Note would be repaid, arrangements satisfactory to Occidental would be made with respect to any continuing Occidental credit support of MidCon and Occidental would receive a portion of any increase in the value of MidCon (initially 50%, declining to 30% at December 1, 1999).

         In connection with the establishment of the MidCon ESOP, Occidental is undertaking a number of steps to restructure and recapitalize MidCon. These include the transfer to Occidental of Midcon's Texas pipeline subject to a lease to MidCon, the transfer to Occidental of MidCon's oil and gas properties and a dividend of $1.6 billion in the form of a 30 year promissory note from MidCon to Occidental.

         A copy of the Certificate of Designations of the CMIC Preferred Stock is attached as an exhibit hereto and incorporated herein by this reference.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Financial Statements.

               Not applicable.

         (b)  Pro Forma Financial.

               Not applicable.

         (c)   Exhibits.

               The following exhibits are filed with this report:


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
Exhibit
Number             Description
------              -----------
3.1                 Certificate of Designations of the Cumulative
                    MidCon-Indexed Convertible Preferred Stock
                    (Par Value $1.00 Per Share) of
                    Occidental Petroleum Corporation.


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                                   SIGNATURE


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            OCCIDENTAL PETROLEUM CORPORATION



Date:  November 21, 1996                    By: /s/ S.P. Dominick, Jr.
                                                ----------------------
                                                S.P. Dominick, Jr.
                                                Vice President and Controller
                                                (Chief Accounting Officer and
                                                Duly Authorized Officer)




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                           EXHIBIT INDEX TO FORM 8-K

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
                                                                                                Sequentially
 Exhibit                                                                                          Numbered
 Number           Description                                                                       Page
 ------           -----------                                                                       ----
 3.1              Certificate of Designations of the Cumulative MidCon-Indexed Convertible
                  Preferred Stock (Par Value $1.00 Per Share) of Occidental Petroleum
                  Corporation.
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